Exhibit 10.6
FORM OF REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
SUTHERLAND ASSET MANAGEMENT CORPORATION
AND
CERTAIN PERSONS LISTED ON SCHEDULE 1 HERETO
dated as of
          , 2009

REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated as of      , 2009, is made and entered into by and between Sutherland Asset Management Corporation, a Maryland corporation (the “Company”), and certain persons listed on Schedule 1 hereto (such persons, in their capacity as holders of Registrable Shares, the “Holders” and each a “Holder”).
RECITALS
     WHEREAS, the Company has prepared a registration statement on Form S-11 (File No. 333-159388) with respect to the issuance and sale of its common stock, par value $0.01 per share (the “Common Stock”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company intends to conduct an underwritten initial public offering of shares of the Company’s Common Stock (the “IPO”);
     WHEREAS, concurrent with the consummation of the IPO, the Company desires to issue and sell, and the Holders desire to purchase, upon the terms and conditions set forth in the Private Placement Purchase Agreement, dated as of      , 2009 (the “Private Placement Purchase Agreement”), shares of Common Stock (the “Private Placement Shares”);
     WHEREAS, in order to induce the Holders to purchase the Private Placement Shares from the Company, the Company has agreed to provide to the Holders the registration rights set forth in this Agreement; and
     WHEREAS, the execution of this Agreement is a condition to the closing under the Private Placement Purchase Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.
     “Board” shall mean the Board of Directors of the Company.
     “Business Day” shall mean Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.
     “Contingent Share Private Placement Agreement” shall mean the private placement agreement, dated as of      , 2009, by and among the Company and the Manager pursuant to which the Company shall sell, and the Manager shall purchase, the Contingent Shares.
     “Contingent Shares” shall mean the shares of Common Stock issued and sold pursuant to the Contingent Share Private Placement Agreement.
     “Common Stock” shall have the meaning set forth in the Recitals hereof.

     “Commission” shall have the meaning set forth in the Recitals hereof.
     “Company” shall have the meaning set forth in the introductory paragraph hereof.
     “Controlling Person” shall have the meaning set forth in Section 5(a) of this Agreement.
     “Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.
     “End of Suspension Notice” shall have the meaning set forth in Section 3(b) of this Agreement.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.
     “FINRA” shall mean the Financial Industry Regulatory Authority.
     “Holder” shall mean each holder of the Common Stock, listed in Schedule 1 hereto, in his, her or its capacity as a holder of Registrable Shares and their direct and indirect transferees. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Share as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.
     “IPO” shall have the meaning set forth in the Recitals hereof.
     “Liabilities” shall have the meaning set forth in Section 5(a)(i) of this Agreement.
     “Management Agreement” shall mean the management agreement, dated as of      , 2009, by and among the Company, Sutherland Asset I, LLC, Sutherland Asset II, LLC and the Manager.
     “Manager” shall mean Waterfall Asset Management, LLC, a Delaware limited liability company.
     “Manager Restricted Shares” shall mean the shares of restricted Common Stock granted to the Manager in respect of its incentive fee pursuant to the Management Agreement.
     “Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.
     “Private Placement Purchase Agreement” shall have the meaning set forth in the Recitals hereof.
     “Private Placement Shares” shall have the meaning set forth in the Recitals hereof.
     “Registrable Shares” shall mean at any time (i) the Private Placement Shares, (ii) the Contingent Shares and (iii) the Manager Restricted Shares, together with, in each case, any class of equity securities of the Company or of a successor to the entire business of the Company which are issued in exchange for the Private Placement Shares, the Contingent Shares or the Manager Restricted Shares; provided, however, that such Registrable Shares shall cease to be Registrable Shares (A) when a Shelf Registration Statement with respect to such Registrable Shares shall have been declared effective under the Securities Act and all such Registrable Shares shall have been disposed of pursuant to such Shelf Registration Statement or (B) when such Registrable Shares shall have ceased to be outstanding.
     “Registration Expenses” shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any fees and disbursements of one common counsel retained by a majority of the Registrable Shares; provided, however, that “Registration Expenses” shall not include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Shares that may be offered, which expenses shall be borne by each Holder of Registrable Shares on a pro rata basis with respect to the Registrable Shares so sold.
     “Securities Act” shall have the meaning set forth in the Recitals hereof.
     “Selling Holders’ Counsel” shall mean counsel for the Holders that is selected by the Holders holding a majority of the Registrable Shares included in a Shelf Registration Statement and that is reasonably acceptable to the Company.
     “Shelf Registration Statement” shall have the meaning set forth in Section 2(a) of this Agreement.
     “Suspension Event” shall have the meaning set forth in Section 3(b) of this Agreement.
     “Suspension Notice” shall have the meaning set forth in Section 3(a) of this Agreement.
     “Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
     Section 2. Shelf Registrations.
          a. Shelf Registration. The Company agrees to use commercially reasonable efforts to file with the Commission no later than 12 months following the closing of the IPO, one or more registration statements with respect to the Registrable Shares under the Securities Act for the offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”); provided that any such Shelf Registration Statement shall not include the Private Placement Shares prior to 14-months following the closing of the IPO. The Company will use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Shelf Registration Statement shall be on an appropriate form and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company.
          b. Effectiveness. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the date that all of the Registrable Shares registered under the Shelf Registration Statement cease to be Registrable Shares. During the period that the Shelf Registration Statement is effective, the Company shall supplement or make amendments to the Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

          c. Expenses. All Registration Expenses incurred in connection with any shelf registration shall be borne by the Company, whether or not any Shelf Registration Statement related thereto becomes effective.
     Section 3. Black-Out Periods.
          a. Subject to the provisions of this Section 3, the Company shall be permitted, in limited circumstances, to suspend the use, from time to time, of the prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Registrable Shares under such Shelf Registration Statement), by providing written notice (a “Suspension Notice”) to the Selling Holders’ Counsel, if any, and the Holders and by issuing a press release, making a filing with the Commission or such other means that the Company reasonably believes to be a reliable means of communication, for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of 90 days in any rolling 12-month period commencing on the date of this Agreement or more than 45 consecutive days, except as a result of a refusal by the Commission to declare any post-effective amendment to the Shelf Registration Statement effective after the Company has used all commercially reasonable efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the Company must terminate the black-out period immediately following the effective date of the post-effective amendment) if any of the following events shall occur: (i) a majority of the Board determines in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Shelf Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post effective basis, as applicable; or (ii) a majority of the Board determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement in order to ensure that the prospectus included in the Shelf Registration Statement (1) contains the information required under Section 10(a)(3) of the Securities Act; (2) discloses any facts or events arising after the effective date of the Shelf Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) discloses any material information with respect to the plan of distribution that was not disclosed in the Shelf Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective or to promptly amend or supplement the Shelf Registration Statement on a post effective basis or to take such action as is necessary to make resumed use of the Shelf Registration Statement as soon as possible.
          b. In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (a) above (a “Suspension Event”), the Company shall give a Suspension Notice to the Selling Holders’ Counsel, if any, and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Shelf Registration Statement as promptly as possible. A Holder shall not effect any sales of the Registrable Shares pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Selling Holders’ Counsel, if any, promptly following the conclusion of any Suspension Event and its effect.
          c. Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 3, the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Shelf Registration Statement are no longer Registrable Shares.
     Section 4. Registration Procedures.
          a. In connection with the filing of any Shelf Registration Statement as provided in this Agreement, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:
          (i) prepare and file with the Commission the Shelf Registration Statement, within the relevant time period specified in Section 2(a), on the appropriate form under the Securities Act, which form (1) shall be selected by the Company, (2) shall be available for the registration and sale of the Registrable Shares by the selling Holders thereof, (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein, and (4) shall comply in all respects with the requirements of Regulation S-T under the Securities Act, and otherwise comply with its obligations under Section 2 hereof;
          (ii) prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;
          (iii) (1) notify each Holder of Registrable Shares, at least five Business Days after filing, that a Shelf Registration Statement with respect to the Registrable Shares has been filed and advising such Holders that the distribution of Registrable Shares will be made in accordance with any method or combination of methods legally available by the Holders of any and all Registrable Shares; (2) furnish to each Holder of Registrable Shares and to each underwriter of an Underwritten Offering of Registrable Shares, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules in order to facilitate the public sale or other disposition of the Registrable Shares; and (3) hereby consent to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the prospectus or any amendment or supplement thereto;
          (iv) use its commercially reasonable efforts to register or qualify the Registrable Shares under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Shares covered by a Shelf Registration Statement and each underwriter of an Underwritten Offering of Registrable Shares shall reasonably request by the time the applicable Shelf Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or (2) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
          (v) notify promptly each Holder of Registrable Shares under a Shelf Registration Statement and, if requested by such Holder, confirm such advice in writing promptly at the address determined in accordance with Section 8(d) of this Agreement (1) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and prospectus or for additional information after the Shelf Registration Statement has become effective, (3) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (5) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective as a result of which such Shelf Registration Statement or the related prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Shelf Registration Statement and the prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice), (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the filing of a post-effective amendment to such Shelf Registration Statement;

          (vi) furnish Selling Holders’ Counsel, if any, copies of any comment letters relating to the selling Holders received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Shelf Registration Statement and prospectus or for additional information relating to the selling Holders;
          (vii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment;
          (viii) furnish to each Holder of Registrable Shares, and each underwriter, if any, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);
          (ix) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends; and enable such Registrable Shares to be in such denominations and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Shares;
          (x) upon the occurrence of any event or the discovery of any facts, as contemplated by Sections 4(a)(v)(5) and 4(a)(v)(6) hereof, as promptly as practicable after the occurrence of such an event, use its best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the prospectus as amended or supplemented, as such Holder may reasonably request;
          (xi) within a reasonable time prior to the filing of any Shelf Registration Statement, any prospectus, any amendment to a Shelf Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Selling Holders’ Counsel, if any, on behalf of such Holders, and make representatives of the Company as shall be reasonably requested by the Holders of Registrable Shares available for discussion of such document;
          (xii) obtain a CUSIP number for the Registrable Shares not later than the effective date of a Shelf Registration Statement, and provide the Company’s transfer agent with printed certificates for the Registrable Shares, in a form eligible for deposit with the Depositary, in each case, to the extent necessary or applicable;
          (xiii) enter into agreements (including underwriting agreements) and take all other customary appropriate actions in order to expedite or facilitate the disposition of such Registrable Shares whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

          (A) make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offerings as may be reasonably requested by them;
          (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any (and in the case of an underwritten registration, each selling Holder), covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriter(s);
          (C) obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriter(s), if any, and use reasonable efforts to have such letter addressed to the selling Holders in the case of an underwritten registration (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar Underwritten Offerings;
          (D) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Shares, which agreement shall be in form, substance and scope customary for similar offerings;
          (E) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and
          (F) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Shares being sold and the managing underwriters, if any;
          (xiv) make available for inspection by any underwriter participating in any disposition pursuant to a Shelf Registration Statement, Selling Holders’ Counsel and any accountant retained by a majority in principal amount of the Registrable Shares being sold, all financial and other records, pertinent corporate documents and properties or assets of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Shelf Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Company; provided, however, that the Selling Holders’ Counsel, if any, and the representatives of any underwriters will use commercially reasonable efforts, to the extent reasonably practicable, to coordinate the foregoing inspection and information gathering and to not materially disrupt the Company’s business operations;
          (xv) a reasonable time prior to filing any Shelf Registration Statement, any prospectus forming a part thereof, any amendment to such Shelf Registration Statement, or amendment or supplement to such prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering of Registrable Shares; within five Business Days after the filing of any Shelf Registration Statement, provide copies of such Shelf Registration Statement to Selling Holders’ Counsel; make such changes in any of the foregoing documents prior to the filing thereof, or in the case of changes received from Selling Holders’ Counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from Selling Holders’ Counsel relating to the selling Holders or the plan of distribution of Registrable Shares, as Selling Holders’ Counsel, reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of or to which the Selling Holders’ Counsel, if any, on behalf of the Holders of Registrable Shares, or any underwriter shall reasonably object; not include in any amendment or supplement to such documents any information about the selling Holders or any change to the plan of distribution of Registrable Shares that would limit the method of distribution of the Registrable Shares unless Selling Holders’ Counsel has been advised in advance and has approved such information or change; and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Selling Holders’ Counsel, if any, on behalf of such Holders, Selling Holders’ Counsel or any underwriter;
          (xvi) furnish to each Holder, if it has a due diligence defense under the Securities Act, and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) if eligible under SAS 72, a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Shares included in such offering or the managing underwriter or underwriters therefor reasonably requests;
          (xvii) use its best efforts to cause all Registrable Shares to be listed on any national securities exchange;
          (xviii) otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (xix) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA); and
          (xx) the Company may (as a condition to a Holder’s participation in a Shelf Registration) require each Holder of Registrable Shares to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the type described in Section 4(a)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to a Shelf Registration Statement relating to such Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.
     Section 5. Indemnification.
          a. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, and the respective officers, directors, partners, employees, representatives and agents of any such Person, and each Person (a “Controlling Person”), if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing Persons, as follows:
          (i) against any and all loss, liability, claim, damage, judgment, actions, other liabilities and expense whatsoever (the “Liabilities”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (ii) against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and
          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any Liabilities to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in a Shelf Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto).
          b. Indemnification by the Holders. Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective officers, directors, partners, employees, representatives and agents, and each of their respective Controlling Persons, against any and all Liabilities described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Shares pursuant to such Shelf Registration Statement.
          c. Notices of Claims, etc. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          d. Indemnification Payments. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
          e. Contribution. If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.
     The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 5, each Person, if any, who controls the a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as a Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
     Section 6. Market Stand-Off Agreement. Each Holder hereby agrees that it shall not, directly or indirectly sell, offer to sell (including without limitation any short sale), pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Registrable Shares or other Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock then owned by such Holder (other than to permitted transferees of the Holder who agree to be similarly bound) for up to 60 days following the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities; provided, however, that:
          a. the restrictions above shall not apply to Registrable Shares sold on the Holder’s behalf to the public in an Underwritten Offering pursuant to such Shelf Registration Statement;
          b. all officers and directors of the Company then holding Common Stock or securities convertible into or exchangeable or exercisable for Common Stock enter into similar agreements for not less than the entire time period required of the Holders hereunder; and
          c. the Holders shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director, (iii) other holder of the Company’s Common Stock that entered into similar agreements (with such proportion being determined by dividing the number of shares being released with respect to such officer, director or other holder of the Company’s Common Stock by the total number of issued and outstanding shares held by such officer, director or holder).
     In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 6 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

     Section 7. Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Shares cease to be Registrable Shares. Notwithstanding the foregoing, the obligations of the parties under Sections 5 and 8 of this Agreement shall remain in full force and effect following such time.
     Section 8. Miscellaneous.
          a. Covenants Relating To Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Shares (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Shares may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements (at any time after 90 days after the effective date of the first Shelf Registration Statement filed by the Company for an offering of its Common Stock to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 8(a), as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.
          b. No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Shares pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.
          c. Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Registrable Shares; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the Holders of all the Registrable Shares adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Shares but does not so adversely affect all of the Registrable Shares; provided, further, that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Shares and the Company.

          d. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8(d) and (b) if to the Company, to Sutherland Asset Management Corporation, 1185 Avenue of the Americas, 18th Floor, New York, NY 10036, Attention:            (facsimile:          ).
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.
          e. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Shares in violation of the terms of the Private Placement Purchase Agreement. If any transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Private Placement Purchase Agreement, and such person shall be entitled to receive the benefits hereof.
          f. Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, a Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof.
          g. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          h. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          i. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          j. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

SUTHERLAND ASSET MANAGEMENT CORPORATION, a Maryland corporation
By:
Name:
Title:

HOLDERS
By:
Name:
Title:

SCHEDULE 1
HOLDERS

Number of Shares of
Name of the Holder	Common Stock Held	Address of the Holder

Sch.1